Exhibit 99.01

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $400,000,000 aggregate principal amount of First Mortgage Bonds, 4.60% Series due June 15, 2043, of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-184426-01) filed on October 15, 2012, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$54,560
Printing and Delivery Expense	11,000
Blue Sky and Legal fees	60,000
Rating Agency fees	522,000
Trustee fees	20,000
Accounting services	50,000
Miscellaneous	2,440
Total	$720,000